UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2011
Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On March 31, 2011, Communication Intelligence Corporation (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with 15 investors (each an “Investor,” and, collectively, the “Investors”) relating to the sale and issuance of an aggregate of 800,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase an aggregate of 35,555,556 shares of the Company’s Common Stock (each a “Warrant,” and, collectively, the “Warrants”).  The Company received $800,000 in gross proceeds from the offering.  The terms for the sale and issuance of the Series C Preferred Stock and Warrants were the same as those terms under which the Company sold shares of Series C Preferred Stock and warrants on December 31, 2010 (the “Series C Financing”).  Pursuant to the Subscription Agreements, the Company agreed to issue and sell to the Investors in a private placement an aggregate of 800,000 shares of Series C Preferred Stock and Warrants to purchase an aggregate of 35,555,556 shares of Common Stock for an aggregate purchase price of $1.00 per share of Series C Preferred Stock.  The Warrants are exercisable at any time after the date of issuance until December 31, 2013.  The rights, preferences and privileges of the Series C Preferred Stock were previously described in detail in the Company’s definitive consent statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on December 21, 2010.  The sale of shares of Series C Preferred Stock and the issuance of the Warrants on March 31, 2011 is referred to collectively herein as the “Follow-On Series C Financing”.

In connection with the closing of the Follow-On Series C Financing, the Company also entered into Amendment No. 1 (“Amendment No. 1”) to the Registration Rights Agreement dated December 31, 2010 among the Company and the investors in the Series C Financing (the “Registration Rights Agreement”).  Under the terms of Amendment No. 1, the shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock sold in the Follow-On Series C Financing and upon exercise of any outstanding Warrants issued to the Investors have the same registration rights as those granted to the investors in the December 31, 2010 Series C Financing.  The material terms of the Registration Rights Agreement were previously described in detail in the Company’s definitive consent statement on Schedule 14A filed with the SEC on December 21, 2010.

    In connection with the private placement of the Series C Preferred Stock and Warrants, the Company paid SG Phoenix LLC an administrative fee of $50,000 in cash and issued it a warrant to purchase 1,777,778 shares of Common Stock at an initial exercise price of $0.0225 per share. SG Phoenix LLC is an entity controlled by Messrs. Philip Sassower and Andrea Goren, directors of the Company. In addition, Messrs. Sassower and Goren are co-managers of the managing member of the Phoenix Venture Fund, LLC, one of the Company's principal stockholders.

    The private placement was approved by a Special Committee of the Company's Board of Directors and the entire Board of Directors.

The shares of Series C Preferred Stock and Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, were offered and sold to the Investors in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Regulation D promulgated under the Securities Act and in reliance on similar exemptions under applicable state laws.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act or pursuant to an exemption thereunder.

Item 7.01                      Regulation FD Disclosure

On April 4, 2011, the Company issued a press release announcing the Company’s closing of the Follow-On Series C Financing.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.61  Form of Subscription Agreement

10.62  Amendment No. 1 to Registration Rights Agreement

99.1  Press Release dated April 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation
April 4, 2011
	By:	/s/ Craig Hutchison

Craig Hutchison
Vice President and Assistant Treasurer

Exhibit Index

Exhibit	Description
10.61	Form of Subscription Agreement
10.62	Amendment No. 1 to Registration Rights Agreement
99.1	Press Release dated April 4, 2011

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